Exhibit 10.6

RENTAL PAYMENT GUARANTEE
WECOSIGN™
A Payment Guide for Owners and Agents

RENTAL Payment Guarantee Booklet

In consideration of the fee paid by the TENANT, WECOSIGN™,  (WECOSIGN™ Inc hereinafter referred to as WECOSIGN) guarantee’s Landlord (Landlord hereinafter referred to as OWNER/AGENT)against loss of rents as measured by the lease value, with respect to the terms of the TENANT’S lease and conditions set forth below.

Condition One – General Definitions

When used in this RENTAL PAYMENT GUARANTEE BOOKLET unless otherwise indicated or compelled by the context in which used words and phrases appearing in this condition, one shall have meanings as ascribed herein:

Apartment: A residential apartment or residential home lease to a TENANT pursuant to a lease and specified in the RENTAL PAYMENT GUARANTEE issued on behalf of such Tenant hereunder.

Business Day: Any day other than a Saturday, Sunday or other day on which commercial banks in California are required to be closed.

Claim Payment Date: The date that is five (5) Business Days after receipt by WECOSIGN™ or its designee of an Initial Claim or Loss Payment Certification.

Covered Default: With respect to a LEASE, the earliest to occur of any of the following:

(a)	The recovery of possession of the Apartment or rental home by the OWNER/AGENT following termination of such LEASE as a result of a TENANT’S Default, pursuant to

(i)	an Eviction Proceeding, whether the OWNER/AGENT recovery of possession is as a result of a judicial determination or a stipulation of Settlement by way of Judgment.

(ii)	any agreement entered into between the TENANT and the OWNER/AGENT terminating such RENTAL prior to the LEASE Expiration will not be consider a Loss under this RENTAL PAYMENT GUARANTEE PROGRAM.

Term: With respect to a LEASE, the period of time that runs concurrent with the dates on said LEASE, not to exceed 12 months.

Eviction: Proceeding means with respect to a TENANT’S Default, a legal proceeding brought by or on behalf of the OWNER/AGENT to terminate all of such TENANT’S rights with respect to an Apartment and to recover possession of such Apartment.

Initial Claim: The first written request for a PAYMENT following a Default made in accordance with this RENTAL PAYMENT GUARANTEE.

OWNER/AGENT: With respect to a LEASE, the person or entity designated as the Landlord under such LEASE, and any successor of such person or entity by virtue of the sale of the property in which an Apartment is located, provided WECOSIGN™ has received notice in writing of the transfer of interest. If WECOSIGN™ has not received notice in writing of such transfer, WECOSIGN’S™ sole obligation hereunder will be to the OWNER/AGENT identified under such LEASE as of the date of the  LEASE.

Guarantee or Guarantor: Guarantee or guarantor means WECOSIGN Inc. as, Guarantor.

RENTAL: With respect to a guarantee, the written LEASE agreement between a TENANT and the OWNER/AGENT for occupancy of the Apartment identified in such RENTAL PAYMENT GUARANTEE. A LEASE will only qualify for our RENTAL PAYMENT GUARANTEE hereunder if it provides for equal monthly payments of rent, and

(a)	is for a term of one year or more an optional extension of time by mutual agreement,

(b)
is for a term of one year plus a partial month, provided that the prorated Monthly Rent for the partial month is collected by the landlord  / agent owner, with the first month’s rent at the inception of the lease, or

(c)	Is for a term of one year, plus up to three months for which no Monthly Rent will be charged, provided that the free rent period occurs at the end of the lease term.

LEASE  Expiration: The date upon which a lease ends in accordance with its original provisions.

RENTAL Payment Guarantee: An amount equal to the Monthly Rent multiplied by twelve.

Default: Respect to a lease, the amount of loss expected to be incurred by the OWNER/AGENT as a direct result of a Covered Loss as of the time of the Loss, determined in accordance with the provisions of Condition Seven of this RENTAL PAYMENT GUARANTEE.

Default Adjustments: Are:

(i)	the payment of use and occupancy during the pendency of an Eviction Proceeding;

(ii)	any applicable credits, including but not limited to the Application of the Security Deposit or the proceeds of re-renting an Apartment as provided in Condition Six hereof.

Default Payment: With respect to our RENTAL PAYMENT GUARANTEE, the amount paid by the guarantor in accordance with Condition Seven hereof.

Monthly Rent: With respect to a LEASE, the amount of basic rent required to be paid in equal monthly installments by a TENANT to the OWNER/AGENT pursuant to such lease. Monthly Rent does not include and expressly excludes any security or other deposits, late fees, penalties, pass through items, service charges, items defined in such LEASE as “additional rent,” attorneys fees or costs of rent collection, or any fees that are not basic rent required to be paid by such TENANT to the OWNER/AGENT pursuant to such lease or otherwise.

Plenary Action: With respect to a LEASE, an action brought by the OWNER/AGENT to obtain a judgment for money only against a TENANT based upon a TENANT’S Default.

Fee: The amount paid by a TENANT as consideration for WECOSIGN™ providing coverage in accordance with this RENTAL PAYMENT GUARANTEE.

TENANT: The person or persons designated as TENANT or TENANTS under a lease.

TENANT’S Default: With respect to a lease, the failure of the TENANT, without fault or collusion on the part of the OWNER/AGENT, to fulfill any one or more of his or her obligations under such lease.

Security Deposit: With respect to a lease, any sums paid by the TENANT to the OWNER/AGENT as security in respect to such lease.

Condition Two:

Term of Guarantee: RENTAL PAYMENT GUARANTEE will be in force for the guarantee Period only, as specified in the applicable guarantee and or payment certificate

Extension or Renewal of Lease: Under no circumstance will coverage be provided for any renewal or extension of a lease beyond the lease Expiration, unless a new RENTAL PAYMENT GUARANTEE is issued following the submission by the TENANT and the approval by WECOSIGN™ of a new application. or continuing guarantee.

Condition Three;

Termination by the Owner/Agent: Coverage may be terminated by the OWNER/AGENT only with the prior written consent of the applicable TENANT under a particular lease, and upon written notice of such termination to WECOSIGN™. Any such termination will be effective as of the date it is received, and will completely relieve WECOSIGN ™ of any and all liability hereunder, except with respect to any Claim made prior to the effective date of such termination. In the event of any such termination, no portion of any fees will be refunded except to the extent required by applicable law.

Termination of Guarantee by WECOSIGN™: WECOSIGN™ will not have the right to terminate this guarantee issued hereunder except as stated herein. Notwithstanding any other provisions in this guarantee, WECOSIGN ™ will have the right in its sole discretion to terminate this RENTAL PAYMENT GUARANTEE issued hereunder, immediately and without notice, if:

(a)	Without the prior written consent of WECOSIGN™, if the OWNER/AGENT permits or agrees to

(i)	a material change or modification to a lease,

(ii)	assignment of a lease (except as expressly permitted pursuant to Condition Sixteen hereof), or

(iii)	subletting of an Apartment; or

(b)	The OWNER/AGENT has submitted a fraudulent Claim to WECOSIGN™ under its RENTAL PAYMENT GUARANTEE, or has otherwise breached a material obligation of the RENTAL PAYMENT GUARANTEE

Condition Four:

Exclusions from RENTAL PAYMENT GUARANTEE.WECOSIGN™ will not be liable under any circumstances, and our guarantee is not included and is specifically excluded hereunder, for any loss caused by or resulting from any of the following:

(a)
Constructive Eviction. A TENANT’S Default arising from a TENANT’S inability to Occupy an Apartment, to the extent such inability directly results from or is caused by physical damage to the apartment or other circumstances constituting a constructive eviction as such term is defined by applicable law, regardless of the cause of such constructive eviction.

(b)	Failure to Comply with Law. A TENANT’S Default directly resulting from or caused by the OWNER/AGENT failure to comply with applicable law or regulations.

(c)	Holdover Proceeding or Action for Ejectment. Any loss arising subsequent to the lease Expiration in a holdover eviction proceeding or an action for Ejectment brought by the OWNER/AGENT

(d)	Misrepresentation and Fraud. Any loss, for which the Claim contains any Material Misstatement, Material Misrepresentation or Material Omission, or involves any act of Fraud by the OWNER/AGENT.

(e)
Third Party Claims. Any damages awarded, including, but not limited to, equitable relief, against the OWNER/AGENT arising out of or relating to a claim for payment made by a third-party based upon a TENANT’S acts or omissions.

(F)	Out of Pocket Costs. Out-of-pocket costs incurred by the OWNER/AGENT, including but not limited to reasonable attorneys’ fees, administrative fees, and management fees.

Defense of Claims: WECOSIGN™ will not, and will have no obligation to, provide a defense to/or defend the OWNER/AGENT against any claims made in connection with a lease, whether such claims are brought by a TENANT or by any third-parties.

Condition Five:

It is a condition precedent to the RENTAL Payment Guarantee Coverage hereunder that:

A. Action after Default;

No later than fifteen (15) days after any occurrence of a TENANT’S Default for which the OWNER/AGENT seeks guarantee hereunder, the OWNER/AGENT will either

Commence an Eviction:

Proceeding of evection process for the purposes of this paragraph, the date of a TENANT’S Default will be the earlier of

(i)	the actual date of the occurrence of such TENANT’S Default if the action or omission to act giving rise to such TENANT’S Default occurs on a date certain, or

(ii)	the date the OWNER/AGENT serves the TENANT with a notice to cure relating to such TENANT’S Default in the event the action giving rise to such TENANT’S Default does not occur on a date certain.

(a)
The OWNER/AGENT will promptly furnish WECOSIGN ™ with copies of all notices, pleadings, and papers served, filed or otherwise required in connection with the Initial Action, and any other relevant documents that may be requested by or on behalf of WECOSIGN™

(b)
WECOSIGN™ is relieved from any obligation to provide payment for, and this RENTAL PAYMENT GUARANTEE will not pay any loss resulting from the OWNER/AGENT failure to proceed with the COMMENCMENT OF THE EVICTION PROCESS in a timely manner.

More specifically, no later than 15(fifteen) days after TENANT’S Default the OWNER/AGENT shall, in accordance with the State Laws of the OWNER/AGENT State, immediately initiate, as set forth above, the EVICTION PROCESS.

With respect to the Initial Action, the failure of the OWNER/AGENT to furnish all required documents to the WECOSIGN™ pursuant to this Condition Five will give the WECOSIGN™ the right, in its sole and absolute discretion, to deny coverage for any losses arising out of the related TENANT’S Default. Any such losses will be the sole and direct responsibility of the OWNER/AGENT.

B. Security Deposit:

For each RENTAL, the OWNER/AGENT shall collect at least one month Security Deposit, which shall be applied as set forth in Condition Six hereof. In addition to the of collecting the Security Deposit, the OWNER/AGENT may, at the inception of the RENTAL, collect the Monthly Rent for the first and twelfth month of the lease term.

C. Right of Inspection:

(a)	Upon reasonable notice to the OWNER/AGENT, WECOSIGN™ will have the right to inspect the Apartment following a Loss under the RENTAL PAYMENT GUARANTEE;

(b)
In the event the OWNER/AGENT intends to apply more than half of a Security Deposit to the repair of any damage to the Apartment for which such Security Deposit is held, then prior to repairing such damage, the OWNER/AGENT must notify WECOSIGN™ of such intent in writing, and allow WECOSIGN™ to inspect such damage before the repair of such damage is commenced. WECOSIGN™ will conduct any such inspection within three (3) business days of receipt of written notice from the OWNER/AGENT of its intention to so apply the Security Deposit.

The failure of the OWNER/AGENT to comply with this condition precedent will give WECOSIGN™, at its sole discretion, the right to reduce the amount of the Loss covered hereunder by the amount of such Security Deposit.

Condition Six:

A. Re-Renting of Apartment Application of Security Deposit

(1)
Re-Renting of Apartment or rental home. Upon the occurrence of a Loss, the OWNER/AGENT will in good faith seek to re-rent the Apartment, and the amount of rent received in respect of such re-renting during the period corresponding to the remaining unperformed portion of the RENTAL shall be considered a Default Adjustment.

(2)
WECOSIGN™ Right to Perform. In the event that a TENANT vacates an Apartment prior to the applicable lease Expiration, WECOSIGN™ will have the right to propose one or more replacement TENANTS to the OWNER/AGENT to enter into a new lease, however;

The OWNER/AGENT will have the sole and absolute discretion to reject a proposed replacement TENANT, for any reason or no reason. In the event of an anticipatory TENANT’S Default where

(1)	A TENANT seeks to surrender possession of an Apartment and be relieved of the lease during the Term, and

(2)
The OWNER/AGENT has refused such request; the OWNER/AGENT will immediately notify WECOSIGN ™ or its designee in writing of such TENANT’S request. In such a case, WECOSIGN™ will have the right to elect to cause the OWNER/AGENT to relieve such TENANT from the lease, which event will be considered a Covered Loss for the purposes of this guarantee.

(3)
Application of Security Deposit. Subject to applicable law, a Security Deposit will be applied in theFollowing order: first, to the payment of any actual physical damage to the Apartment during the term of the RENTAL (excluding ordinary wear and tear), second, to any unpaid Monthly Rent beginning with the first month of unpaid Monthly Rent (such application of the Security Deposit shall be considered a Loss Adjustment) and third, to any other unpaid or unperformed obligations of the TENANT to the OWNER/AGENT in respect of the RENTAL. In the event that the OWNER/AGENT does not require a Security Deposit, the OWNER/AGENT shall at the inception of the RENTAL collect the Monthly Rent for first and twelfth month of the RENTAL term.

B. Reimbursement:

(1)
It is the express intention and understanding of WECOSIGN™ and the OWNER/AGENT that under no circumstances is the OWNER/AGENT entitled to retain a Loss Payment that is in excess of the Monthly Rent, net of any applicable Loss Adjustments that would have been due at the time of the Loss Payment. The OWNER/AGENT agrees to actively and in good faith cooperate with WECOSIGN™ to ensure that Loss Payments are not made in an amount greater than the amount of a single monthly rental payment. The OWNER/AGENT expressly agrees and undertakes as an affirmative obligation to promptly remit to WECOSIGN™ the amount of a Loss Payment in excess of the amount of a Loss in any circumstance under which a Loss Payment has been made in excess of the amount of a Loss.

(2)
In the event WECOSIGN™ determines that an Initial Claim contains or contained a Material Misstatement, Material Misrepresentation, Material Omission by the  rental  agent /owner or was submitted Fraudulently, then in Addition to any and all rights and remedies permitted by law or otherwise set forth herein, WECOSIGN™ will have the right to seek reimbursement from the OWNER/AGENT for any and all amounts paid in respect of such Initial Claim.

Condition Seven

A. Submission of Initial Default Claim:

(1)	An Initial Claim may not be submitted to WECOSIGN™ before, and may only be submitted following, the occurrence of a Loss.

(2)
Failure by the OWNER/AGENT to submit an Initial Claim within forty-five (45) days after the occurrence of a Loss will relieve WECOSIGN ™ of any obligation or liability to pay any Loss arising in respect of that Covered Loss.

B. Calculation and Default Payment:

(1)	Loss will be calculated as of the time of the Covered Loss, and shall be an Amount equal to the RENTAL Value, minus (a) the amount of Monthly Rent paid prior to a Covered Loss, minus (b) any Loss Adjustments that occurred prior to the Loss.

(2)	Following a Loss and submission of an Initial Claim, Loss Payments will be made on a monthly basis until the expiration of the Guarantee Period for such Initial Claim. During the term of the Loss, within fifteen (15) days from the first day each payment of Monthly Rent is due, the OWNER/AGENT shall be required to submit a written Invoice, for each month for which coverage is provided following the Loss and submission of the Initial Claim.

(3)
The amount of each monthly Loss Payment shall be equal to the total amount of Monthly Rent (including arrears) that is unpaid as of the month such Initial Claim is submitted had the Loss not occurred, reduced by the amount of any applicable Loss Adjustments.

(4)	The aggregate amount of Loss Payments payable pursuant to this RENTAL PAYMENT GUARANTEE with respect to a lease will in no event exceed an amount equal to the lease Value, less

(i)	any amounts received by the OWNER/AGENT in respect of or on account of the Monthly Rent,

and

(ii)	any Loss Adjustments.

C. General Claim Requirements:

To make an Initial Claim under the RENTAL PAYMENT GUARANTEE the OWNER/AGENT must provide WECOSIGN™ with:

(1)	A properly completed Initial Claim on the form provided by WECOSIGN™ ;

and

A copy of

(i)	the judgment of possession or stipulation of settlement by the way of Judgment obtained in respect to such Default Loss,

(ii)	the money judgment obtained in respect of such Default Loss,

(iii)	documentation evidencing the basis for and the manner in which the Security Deposit was applied, and

(iv)	any other documentary evidence reasonably satisfactory to WECOSIGN™ showing that a Covered Loss has occurred.

Each subsequent Loss Payment with respect to such Covered Loss must be submitted by Invoice to WECOSIGN™ on or no later than fifteen days of the date the Monthly Rent would have come due had the Covered Loss not occurred.

Condition Eight:

Provided a submitted Initial Claim fully complies with all claim requirements set forth herein, and all conditions precedent with respect to such Initial Claim have been met, any Loss Payment required to be made to the OWNER/AGENT will be payable on or before the Claim Payment Date corresponding to such Initial Claim.

Condition Nine:

The OWNER/AGENT will provide WECOSIGN™ with a copy of any and all notices provided to a TENANT that relate to a possible or actual TENANT’S Default. Such copies may be sent by first class mail, overnight mail, fax, or if applicable, electronic mail, and will be sent to WECOSIGN™ concurrently with any such notice. Whenever reasonably requested by WECOSIGN™, whether or not a TENANT’S Default has occurred, the OWNER/AGENT will cooperate with WECOSIGN™ and furnish all written information in the possession of the OWNER/AGENT or to which the OWNER/AGENT has access with respect the lease, including, but not limited to, all documents, files, computer data or other reasonable information requested by WECOSIGN ™ upon reasonable notice. In the event the OWNER/AGENT receives legal notice of a complaint from a TENANT relating to a RENTAL (including but not limited to a rent overcharge complaint), it shall promptly provide a copy of such notice to WECOSIGN™.

Condition Ten:

A. Subrogation:

Whenever WECOSIGN™ has made a Loss Payment under this RENTAL PAYMENT GUARANTEE, WECOSIGN™ will automatically have all rights of subrogation in regard to such Loss Payment. The OWNER/AGENT will not act or omit to act to impair WECOSIGN’S ™ right of subrogation in anyway.

B. Assignment of Judgment:

In the event that the owner obtains a money judgment against a TENANT as a result of a TENANT’S Default, then

(i)	provided that WECOSIGN™ is in compliance with this RENTAL PAYMENT GUARANTEE (including but not limited to making all Loss Payments required to be made hereunder),

and

(ii)	upon the payment of a Loss by WECOSIGN™ hereunder, such judgment will be deemed immediately and automatically assigned to WECOSIGN™.

Condition Eleven:

Any dispute or controversy arising out of or relating to this RENTAL PAYMENT GUARANTEE, or any Default Loss issued hereunder, or any alleged breach, interpretation or construction of either will be resolved through an action or proceeding brought in the appropriate State Court located in the County of Orange, more specifically Santa Ana, California. Each of the parties hereto hereby expressly waives the right to a trial by jury in any such action or proceeding. Any such action or proceeding in respect to a Claim under this RENTAL PAYMENT GUARANTEE must be commenced within one (1) year after such Claim is first made. This RENTAL PAYMENT GUARANTEE will be governed by the laws of the State of California without regard to principles of conflicts of laws.

Condition Twelve:

RENTAL PAYMENT GUARANTEE;

As a condition to payment and a material obligation of WECOSIGN™ under this RENTAL PAYMENT GUARANTEE, the OWNER/AGENT represents and covenants that:

(a)
The OWNER/AGENT has investigated each TENANT’S application for a RENTAL in the same manner as it would for any other potential TENANT for a lease, and has independently determined that said TENANT does not meet the OWNER/AGENT qualifications for approval without taking other measures to mitigate the risk of non-performance. The OWNER/AGENT hereby represents and agrees that it will not discriminate against any TENANT on a prohibited basis, including, but not limited to, race, gender, marital status, religion, national origin, creed, age, family status, disability, sexual orientation, lawful occupation, or immigration status.

(b)
The form of lease that each TENANT executes for an Apartment is substantially the same form of lease executed by other TENANTS who were acceptable to WECOSIGN™ without other measures to mitigate the risk of their non-performance.

(c)
The OWNER/AGENT will not use, share, sell or disburse any confidential information it receives about a TENANT from or through the OWNER/AGENT for any purpose other than providing to include, but will not be limited to, any and all personally identifiable information about a TENANT that the OWNER/AGENT receives from or through the OWNER/AGENT, and any and all data or information regarding a TENANT’S application to participate in the this RENTAL PAYMENT GUARANTEE.

(d)	The OWNER/AGENT shall not cause or collude to cause a TENANT’S Default.

(e)
The OWNER/AGENT has the legal capacity and is authorized to enter into and perform this RENTAL PAYMENT GUARANTEE. The individual executing this RENTAL PAYMENT GUARANTEE on behalf of the OWNER/AGENT is fully authorized to enter into this agreement.

(f)
RENTAL PAYMENT GUARANTEE, when executed by WECOSIGN ™ on behalf of the TENANT, and subject to the execution hereof by WECOSIGN™ officer/officers, will be a valid and binding obligation of WECOSIGN™ Inc, enforceable against WECOSIGN™ Inc, its permitted successors and assigns, in accordance with the terms hereof.

(g)	Each and every representation and covenant set forth herein shall remain true and correct, and shall be in full force and effect, during the term of the TENANTS RENTAL PAYMENT GUARANTEE.

Condition Thirteen:

Except as otherwise specifically provided herein, all notices, reports, or other documents required or permitted to be given by either party to the other will be in writing and will be sent by prepaid postage to the recipient at the address shown on the Face of  this document or at such other address as the respective parties may hereafter specify in writing. Notices will be effective upon receipt by the party to whom the notice is addressed.

Condition Fourteen:

This RENTAL PAYMENT GUARANTEE issued hereunder, will constitute the entire agreement between the OWNER/AGENT and WECOSIGN™ Inc. No provision, require mentor condition of this RENTAL PAYMENT GUARANTEE and the Covered Loss will be deemed to have been waived, altered, amended or otherwise changed unless stated in a writing duly executed by WECOSIGN™ Inc.

Condition Fifteen:

This RENTAL PAYMENT GUARANTEE shall not be assignable by either party without the express written consent of the other party; provided, however, that in connection with the financing of the property in which the Apartment is located, the OWNER/AGENT may assign this RENTAL PAYMENT GUARANTEE to the mortgagee without the written consent of WECOSIGN™.

Condition Sixteen:

Upon the written request of WECOSIGN™, the OWNER/AGENT will deliver to WECOSIGN™ a release of all liability with respect to any Covered Loss issued hereunder, in the form reasonably required by WECOSIGN™:

(i)	a condition precedent to the payment of a final Loss Payment under this RENTAL PAYMENT GUARANTEE, or

(ii)	upon the fulfilling all of its obligations under this RENTAL PAYMENT GUARANTEE

Condition Seventeen:

The payment provided by this RENTAL PAYMENT GUARANTEE is expressly limited to the lease Value for each lease for which a RENTAL PAYMENT GUARANTEE is issued.

In the event that a lease is extended or renewed for an additional term, as provided in Condition Two (B)hereof, coverage under this rental payment guarantee will continue automatically (except that any default payments will only continue for a 12 month period) under the RENTAL PAYMENT GUARANTEE for such renewed or extended lease.

This RENTAL PAYMENT GUARANTEE is issued with respect to the extension or renewal of such RENTAL. WECOSIGN™ will not provide any notice of non-renewal of the RENTAL PAYMENT GUARANTEE.

THIS BOOKLET IS NOT INTENDED AS AN INSURANCE POLICY NOR DOES THIS PROGRAM PROVIDE COVERAGE OR PAYMENTS FOR ANY INTENTIONAL OR UN-INTENTIONAL ACTS OF THE FOLLOWING NATURE

(A)	Damage to property and or bodily injury. Sickness, disability or unemployment

(B)	Damages to automobiles, spas ,pools, windows, doors, paint, or like items

(C)
Damage to property including interior walls, doors, as a result of any mutual combat or intentional destruction, fire, theft of property, or acts of God, terrorism or, robbery (armed or unarmed) OR THE INTENTIONAL TAKING, OR THE LOSS OF ONES LIFE OR SUICIDE.

(D)
This rental payment guarantee is intended to benefit the owner and or landlord and is wholly owned by WECOSIGN™ and is specifically intended to act as an instrument of rental payment guarantee for the loss of rents in the event of a default between a subscribing tenant and landlord subject to the terms and conditions herein.

This document is protected under U.S. copyright law and is the sole property of WECOSIGN™ Inc AND MAY NOT BE REPRINTED in any part WITHOUT THE EXPRESS WRITTEN PERMISSION OF WECOSIGN™ Inc.

All rights are SPECIFICALLY reserved. Copyright 2007 .WECOSIGN™ Inc.

WECOSIGN ™

www.wecosign.com

714-556-6800

©2008 All rights are specifically reserved